Exhibit 10.3

NON-MANAGEMENT DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

This NON-MANAGEMENT DIRECTOR RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is by and between Gulf Island Fabrication, Inc. (“Gulf Island”) and <<Participant Name>> (the “Participant”).

WHEREAS, Gulf Island maintains the Second Amended and Restated 2015 Stock Incentive Plan, as it may be further amended and restated (the “Plan”), under which Gulf Island may grant restricted stock units to eligible participants, including members of the Gulf Island Board of Directors (the “Board”), which awards relate to shares of common stock of Gulf Island, no par value per share (“Common Stock”); and

WHEREAS, pursuant to the Plan, Gulf Island has awarded the Participant restricted stock units on the terms and conditions specified below.

NOW, THEREFORE, Gulf Island and the Participant agree as follows:

1.

AWARD OF RESTRICTED STOCK UNITS

1.1 On <<Grant Date>> (the “Date of Grant”), and upon the terms and conditions of the Plan and this Agreement, and in consideration of services rendered, Gulf Island awarded to the Participant <<Grant Amount>> restricted stock units (the “RSUs”), that vest, subject to Sections 2 and 4, on the first anniversary of the Date of Grant (the “Vesting Date”).

2.

TERMS OF

RESTRICTED STOCK UNITS

2.1 Each RSU represents the right to receive from Gulf Island, upon vesting, one share of Common Stock, free of any restrictions.

2.2 The RSUs may not be sold, assigned, donated, transferred, exchanged, pledged, hypothecated or otherwise encumbered. The Participant shall have no rights, including but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are issued to the Participant, or as otherwise provided in this Agreement.

2.3 If the RSUs have not already vested in accordance with Section 1 above, the RSUs shall vest and all restrictions set forth in Section 2.2 shall lapse under the following circumstances: (a) in the event a Change of Control of Gulf Island (as defined in the Plan) occurs prior to the Vesting Date and the Participant ceases to serve as a member of the Board as a result of such Change of Control, and (b) on the date of Gulf Island’s <<Insert Year After Year of Grant>> annual shareholder meeting if the Participant ceases to serve as a member of the Board as of such date because he or she is not re-nominated for another term by the Board.

2.4 From and after the Date of Grant of an RSU until the issuance of the share of Common Stock payable in respect of such Award, the Participant shall be credited, as of the payment date therefor, with (a) the amount of any cash dividends and (b) any shares of Common Stock, securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock for each RSU at all times from the Date of Grant of such Award to such issuance date (collectively, the “Related Credits”). All such Related Credits shall be made notionally to a dividend equivalent account (an “Account”) established for the Participant with respect to all RSUs granted on the same date. All such Related Credits shall vest or be forfeited at the same time and on the same terms as the RSUs to which they relate.

3.

ISSUANCE OF SHARES UPON VESTING

3.1 As soon as practicable after the Vesting Date, but no later than 30 days from such date, Gulf Island will credit the Participant’s brokerage account with the shares of Common Stock issuable upon vesting. If the Participant has not established a brokerage account, the shares will be held by Gulf Island’s transfer agent until such time as the Participant opens an account.

3.2 Upon issuance of such shares of Common Stock, the Participant is free to hold or dispose of such shares, subject to applicable securities laws and any internal policy then in effect and applicable to the Participant, such as Gulf Island’s Insider Trading Policy and Director Stock Ownership Guidelines.

4.

TERMINATION OF BOARD MEMBERSHIP

Except for a termination of service described in Section 2.3 hereof, if the Participant ceases to serve as a member of the Board for any other reason prior to the Vesting Date, all unvested RSUs granted hereunder shall immediately be forfeited.

5.

ADDITIONAL CONDITIONS; TAX TREATMENT

Anything in this Agreement to the contrary notwithstanding, if at any time Gulf Island further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant hereto, such shares of Common Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Gulf Island. Gulf Island agrees to use commercially reasonable efforts to issue all shares of Common Stock issuable hereunder on the terms provided herein. The RSUs are intended to constitute short-term deferrals under Section 409A of the Internal Revenue Code, and the regulations and guidance issued thereunder. However, each Participant should consult his or her own tax advisor as to the tax effect of amounts payable to the Participant under the Plan.

6.

BINDING EFFECT

This Agreement may not be transferred, assigned pledged or hypothecated in any manner at law or otherwise, other than by will or by the laws of descent and distribution, if applicable, and shall not be subject to execution, attachment or similar process.

7.

INCONSISTENT PROVISIONS

The RSUs granted hereby are subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all such provisions were set forth in their entirety in this Agreement. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control. The Participant acknowledges that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to the Participant and that the Participant was advised to review such materials prior to entering into this Agreement. The Participant waives the right to claim that the provisions of the Plan are not binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives and successors.

8.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of RSUs or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the courts of Montgomery County, Texas, or the federal courts for the United States for the Southern District of Texas, and no other courts, where this grant is made and/or to be performed.

9.

MISCELLANEOUS

9.1 The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement shall be final and binding on all persons.

9.2 Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

9.3 Each notice relating to this Agreement shall be in writing and delivered in person or by mail to Gulf Island at its office, 2170 Buckthorne Place, Suite 420, The Woodlands, TX 77380, to the attention of the Secretary or at such other address as Gulf Island may specify in writing to the Participant by a notice delivered in accordance with this Section 9.3. All notices to the Participant shall be delivered to the Participant’s address on file with the Company or at such other address as the Participant may specify in writing to the Secretary by a notice delivered in accordance with this Section 9.3 and Section 9.6.

9.4 If any term or provision of this Agreement, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Participant and Gulf Island intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.5 Gulf Island’s obligation under the Plan and this Agreement is an unsecured and unfunded promise to pay benefits that may be earned in the future. Gulf Island shall have no obligation to set aside, earmark or invest any fund or money with which to pay its obligations under this Agreement. The Participant or any successor in interest shall be and remain a general creditor of Gulf Island in the same manner as any other creditor having a general claim for matured and unpaid compensation.

9.6 Gulf Island may, in its sole discretion, deliver any documents related to the Participant’s current or future participation in the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By accepting the terms of this Agreement, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by Gulf Island or a third party designated by Gulf Island.

9.7 The Participant must expressly accept the terms and conditions of this Agreement by executing this Agreement in a timely manner. If the Participant does not accept the terms of this Agreement, this RSU Award is subject to cancellation.

10.

ENTIRE AGREEMENT; MODIFICATION

The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto, including by electronic means as provided in Section 9.6. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the acceptance of the Agreement shall be void and ineffective for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective on the Date of Grant.

Gulf Island Fabrication, Inc.

By:
Robert M. Averick
Chairman of the Compensation Committee of the Board of Directors

<<Participant Name>>
Participant